Exhibit 3.1

FIFTH AMENDED AND RESTATED BYLAWS OF

NELNET, INC.

ARTICLE I

SHAREHOLDERS

Section 1.  Annual Meeting.  The annual meeting of the shareholders shall be held in May of each year on a date and time fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Annual meetings shall be held in the principal office of the corporation or at such other place, either within or without the State of Nebraska, as shall be determined by the Board of Directors.  The time of such annual meeting shall be determined by the Board of Directors and stated in the notice.

Section 2.  Special Meetings.  Special meetings of the shareholders may be called only by the Board of Directors by a majority of the members of the Board of Directors then in office, except as may otherwise be required by applicable law.  Special meetings shall be held at such place, either within or without the State of Nebraska, and at such date and time as shall be stated in the notice.

Section 3.  Notice of Meeting.  Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail, by electronic transmission, or by other legally permissible method of delivery, by or at the direction of the Chairman, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed delivered when deposited in the United States mails addressed to the shareholder at the address appearing on the stock transfer books of the corporation, postage prepaid.  If delivered by electronic transmission, such notice shall be deemed delivered when electronically transmitted to the shareholder in a manner authorized by the shareholder.  Notice to a shareholder shall be effective if the notice is addressed to the shareholder or group of shareholders in a manner permitted by rules and regulations adopted and promulgated under the federal Securities Exchange Act of 1934 if the corporation has first received affirmative written consent or implied consent as required under such rules and regulations.

Section 4.  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 5. Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each.  For a period of ten (10) days prior to such meeting, the list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such record, or a duplicate thereof, shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

Section 6.  Quorum.  A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  The holders (or their representatives) of a majority of the shares present at a meeting, even though less than a majority of the shares outstanding, may adjourn the meeting from time to time without notice other than an announcement at the meeting, until such time as a quorum is present.  At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law.

Section 7.  Proxies.  At all meetings of the shareholders, a shareholder may vote either in person or by proxy, executed in writing or authorized by electronic transmission, by a shareholder or the shareholder’s agent or attorney-in-fact.  An electronic transmission shall contain or be accompanied by information from which one can determine that the shareholder or the shareholder’s agent or attorney-in-fact authorized the transmission.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 8.  Voting of Shares.  Subject to the provisions of Sections 9 and 10 of this Article I, each shareholder entitled to vote shall be entitled to the voting rights (as set forth in the articles of incorporation) for each share of stock held by him or her upon each matter submitted to vote at a meeting of shareholders.

Section 9.  Voting of Shares by Certain Holders.  Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name.  Shares standing in the name of a trustee may be voted by the trustee either in person or by proxy, but no trustee shall be entitled to vote shares without a transfer of such shares into the trustee’s name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

Section 10.  Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  Such consent shall have the same force and effect as a unanimous vote of shareholders and may be stated as such in any articles or document filed with the Secretary of State under applicable state law.

ARTICLE II

DIRECTORS

Section 1.  Number and Qualification.  The business and affairs of the corporation shall be managed by a Board of Directors consisting of a number determined by the Board of Directors from time to time, but in any event, no less than three (3) directors.  The directors need not be residents of the State of Nebraska, nor shareholders of the corporation.  Although the number and qualifications of the directors may be changed from time to time by amendment to these Bylaws, no change shall affect the incumbent directors during the terms for which they were elected.

Section 2.  Election and Tenure.  At the first meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect directors who shall hold office until the next succeeding annual meeting and until their successors have been elected and qualified unless their service is earlier terminated because of death, resignation or removal.  Upon acceptance of the subscriptions to shares by the incorporator(s), the corporation shall be deemed to have shareholders for the purposes of the first meeting of shareholders of the corporation.

Section 3.  Vacancies.  Any directorship to be filled for any reason, and any newly created directorship resulting by reason of an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining director(s), though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 4.  Removal.  At a meeting of the shareholders called expressly for that purpose, directors may be removed in the manner hereinafter provided.  Any director, or the entire Board of Directors, may be removed, with or without cause, by a vote of the holders of a majority of the voting power of all the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

Section 5.  Quorum.  A majority of the number of directors fixed by the Bylaws shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  If less than a quorum is present at any meeting, the majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 6.  Annual Meeting.  The annual meeting of the Board of Directors shall be held without notice other than this Bylaw immediately following adjournment of the annual meeting of shareholders and shall be held at the same place as the annual meeting of shareholders unless some other place is agreed upon by vote of a majority of the then elected Board of Directors.

Section 7.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman, the President or a majority of the Board of Directors, and shall be held at the principal office of the corporation or at such other place, either within or without the State of Nebraska, and at such date and time, as the notice may state.

Section 8.  Notice.  Notice of special meetings shall be delivered, mailed or electronically transmitted to each director at his or her last known address at least two (2) days prior to the date of holding said meetings.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 9.  Action Without a Meeting.  Any action required to be taken at a meeting of the Board of Directors, or of any committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.  Such consent shall have the same effect as a unanimous vote.  The consent may be executed by the directors in counterparts.

Section 10.  Voting.  At all meetings of the Board of Directors, each director shall have one vote irrespective of the number of shares he or she may hold.

Section 11.  Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12.  Compensation.  By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 13.  Committees.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint an executive committee and one or more other committees, each committee to consist of two or more directors of the corporation, which committees shall, to the extent permitted by law, have and may exercise such powers of the Board of Directors in the management of the business and affairs of the corporation as shall be delegated to them.

If an executive committee is appointed, it shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by law.

Section 14.  Telephonic Meetings.  Members of the Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

Section 15. Shareholder Nominations for Directors. Shareholders may nominate one or more persons for election as directors at a meeting of shareholders or propose business to be brought before a meeting of shareholders, or both, only if such shareholder has given timely notice in proper written form of such shareholder’s intent to make such nomination or nominations or to propose such business. To be timely, a shareholder’s notice must be received by the Secretary of the corporation not later than ninety (90) days prior to such meeting. To be in proper written form a shareholder’s notice to the Secretary shall set forth (i) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (ii) a representation that the shareholder is a holder of record of stock of the corporation that intends to vote such stock at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors of the corporation; and (v) the written consent of each nominee to serve as director of the corporation if so elected. The chairman of a meeting of shareholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure. A nomination of a person for election as a director need not be placed in the corporation’s proxy statement or notice of meeting if it differs from the slate of nominees proposed by the Nominations and Governance Committee of the corporation. A notice, from any shareholder other than a person who holds Class B Common Stock of the corporation, regarding any business, including nomination of directors, to be brought before an annual shareholders meeting must contain (a) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting; (b) the name and address of the shareholder proposing such business; (c) the class and number of shares of the corporation’s stock beneficially owned by such shareholder; and (d) any material interest of the shareholder in such business.

ARTICLE III

OFFICERS

Section 1.  Number and Qualification.  The officers of the corporation shall be determined by the Board of Directors in its sole discretion, and may, but need not, include a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and one or more Assistant Secretaries or Treasurers.  The Board of Directors may, in its discretion, appoint one or more persons to serve in the capacity of co-officers.  Officer positions and agents may be added or eliminated as deemed necessary by the Board of Directors.  Any two or more offices may be held by the same person.

Section 2.  Election and Tenure.  The officers of the corporation shall be elected by the Board of Directors at its annual meeting.  Each officer shall hold office for a term of one year or until his or her successor shall have been duly elected and shall have become qualified, unless his or her service is terminated sooner because of death, resignation or otherwise.

Section 3.  Removal.  Any officer or agent of the corporation, elected or appointed by the Board of Directors, may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies.  Vacancies occurring in any office by reason of death, resignation or otherwise may be filled by the Board of Directors at any meeting.

Section 5.  Duties and Authority of Officers.  The Officers, if such office is filled by the Board of Directors, shall have the following duties and authority.

(a)           Chief Executive Officer. The Chief Executive Officer shall be responsible for general management of the affairs of the corporation and shall perform all duties incidental to such person’s office which may be required by law and all other such duties as may be required properly by the Board of Directors. There may be more than one Chief Executive Officer serving concurrently in such office.

(b)           President.  The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation.  The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors.  The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.  If the Board of Directors does not appoint a President, the duties and authority of the President shall be the responsibility of the Chief Executive Officer(s) or as otherwise directed by the Board of Directors.

(c)           Vice President.  In the absence of the President or in the event of his or her death, inability or refusal to act, or if no President is appointed, in the absence, death, inability or refusal to act of the Chief Executive Officer(s), the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or the absence of any such designation then in the order of their election) shall perform the duties of the President (or the Chief Executive Officer(s) as applicable), and when so acting, shall have all the powers of and be subject to all the restrictions upon the President (or the Chief Executive Officer(s)).  Any Vice President may sign with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer(s), the President or by the Board of Directors.

(d)           Chief Financial Officer. The Chief Financial Officer shall be the chief accounting officer of the corporation; shall keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the corporation in books belonging to the corporation, and conform them to sound accounting principles with adequate internal control; shall cause regular audits of these books and records to be made; shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the corporation, shall render financial statements upon the request of the Board of Directors; and, in general, shall perform all the duties as may be assigned him or her by the Board of Directors.

(e)           Secretary.  The Secretary shall attend and keep minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be the custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized, keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall be authorized by resolution of the Board of Directors, have general charge of the stock transfer books of the corporation, and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

(f)           Treasurer.  The Treasurer shall have charge and custody and be responsible for all funds and securities of the corporation, receive and give receipts for all securities and monies due and payable to the corporation from any source whatsoever, deposit all such monies in the name of the corporation in such banks, trust companies, or in other depositories as shall be collected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

(g)           Assistant Secretary and Assistant Treasurer.  The Assistant Secretary, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Secretary shall, in the absence of the Secretary or in the event of his or her death, inability or refusal to act, perform the duties of Secretary and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.  The Assistant Treasurer shall, in the absence of the Treasurer or in the event of his or her death, inability or refusal to act, perform the duties of Treasurer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  The Assistant Treasurer shall, if required by the Board of Directors, give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretary and Assistant Treasurer, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. There may be more than one Assistant Secretary and more than one Assistant Treasurer.

(h)           Chairman and Vice Chairman. The Chairman shall be responsible for the general management of the affairs of the Board of Directors and presiding over meetings of the Board of Directors. In the absence of the Chairman, the Vice Chairman shall perform the duties of the Chairman, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman.

Section 6.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation.

ARTICLE IV

STOCK

Section 1.  Form.  The shares of the corporation’s stock may be in either certificated or uncertificated form.  Any shares represented by a certificate may not become uncertificated until the certificate therefor is surrendered to the corporation, subject to the terms of Section 4 of this Article IV.  Any certificates representing shares of stock shall be in a form approved by the Board of Directors in accordance with law, signed by the Secretary and either a Chief Executive Officer or President, certifying the number of shares owned by the holder.  Notwithstanding the preceding sentence, certificates of stock for which the subscriptions and payments were accepted by the incorporators shall be valid as signed by the incorporators, and issued to the subscribers therefor.  Within a reasonable time after the issuance of any uncertificated shares, the corporation shall send the holder thereof a written statement containing the information required under Section 21-2045 of the Nebraska Business Corporation Act.

Section 2.  Transfer Agent and Registrar.  The corporation may maintain one or more transfer offices or agencies, each under the control of a transfer agent designated by the Board of Directors, where the shares of stock of the corporation shall be transferable.  The corporation may also maintain one or more registry offices, each under the control of a registrar designated by the Board of Directors, wherein such shares of stock shall be registered.

Section 3.  Transfer of Shares.  Transfer of shares shall, except as provided in Section 4 of this Article IV, be made on the stock transfer books of the corporation only by direction of the holder, whether named in the certificate or on the stock transfer books of the corporation as a holder of uncertificated shares, or the holder’s attorney, lawfully constituted in writing, upon presentation of proper transfer instructions and proper evidence of succession, assignment or authority to transfer the shares and, if held in certificate form, only upon the surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.  Upon surrender of any certificate for the transfer of stock, such certificate shall be marked “Cancelled” and filed with the stock transfer books of the corporation.  Within a reasonable time after the transfer of any uncertificated shares, the corporation shall send the holder thereof a written statement containing the information required under Section 21-2045 of the Nebraska Business Corporation Act.

Section 4.  Loss, Theft, Mutilation or Destruction of Stock Certificates.  Any person claiming a stock certificate or uncertificated shares in lieu of a stock certificate lost, stolen, mutilated or destroyed shall provide satisfactory proof to the Board of Directors of such loss, theft, mutilation or destruction, and give satisfactory security by bond or otherwise sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.  Upon production of any required evidence and indemnification, the corporation may issue a new certificate or certificates of stock or provide for uncertificated shares in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, mutilated or destroyed.

ARTICLE V

DIVIDENDS AND BANK ACCOUNT

Section 1.  Dividends.  In addition to other dividends authorized by law, the Board of Directors, by resolution, may from time to time declare dividends to be paid out of the unreserved and unrestricted earned surplus of the corporation, but no dividend shall be paid when the corporation is insolvent, when the payment thereof would render the corporation insolvent or when otherwise prohibited by law.

Section 2.  Bank Account.  The funds of the corporation shall be deposited in such banks, trust funds or depositories as the Board of Directors may designate and shall be withdrawn upon the signature of the President and/or upon the signatures of such other person or persons as the directors may by resolution authorize.

ARTICLE VI

AMENDMENTS

Except as otherwise provided by law or by specific provisions of these Bylaws, the Bylaws may be amended or repealed by the Board of Directors or by the shareholders at any annual, regular or special meeting of the Board of Directors or of the shareholders.

ARTICLE VII

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the Articles of Incorporation, these Bylaws or the Nebraska Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS
EMPLOYEES AND OTHER AGENTS

Indemnification of Directors, Officers and others shall be as specified in the corporation’s Articles of Incorporation.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall be from the 1st day of January to the 31st day of December in each year.

Nelnet, Inc.

By:	/s/ William J. Munn
Secretary